Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the First Defiance Financial Corp. 2001 Stock Option and Incentive Plan, of our report dated January 18, 2001 with respect to the consolidated financial statements of First Defiance Financial Corp. included in its Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                                          /s/ Ernst & Young LLP

Cleveland, Ohio
July 23, 2001